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                                                                    Exhibit 99.1


(STERLING BANCORP LOGO)                   NEWS           650 FIFTH AVENUE
    www.sterlingbancorp.com                              NEW YORK, NY 10019-6108
                                          IMMEDIATE RELEASE


John Tietjen                              Kimberly Storin
Chief Financial Officer                   Investor Relations/Media Relations
Sterling Bancorp                          MWW Group
john.tietjen@sterlingbancorp.com          kstorin@mww.com
212.757.8035                              212.827.3752
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        STERLING BANCORP TO PARTICIPATE IN THE FIFTH ANNUAL KBW COMMUNITY
                            BANK INVESTOR CONFERENCE
    Sterling Recognized for 10 Consecutive Years of Earnings Per Share Growth

New York, NY, July 21, 2004 - Sterling Bancorp (NYSE: STL), a financial holding company and the parent company of Sterling National Bank, announced today that President John C. Millman, will address the Fifth Annual Keefe, Bruyette & Woods
(KBW) Community Bank Investor Conference in New York on July 27, 2004 at 2:05 p.m. Eastern Time.

Sterling Bancorp has been named to the KBW Honor Roll, which is comprised of companies that have had 10 straight years of improving earnings per share.

A copy of the slide presentation will be available on July 27, 2004 on the Company's website: www.sterlingbancorp.com. In addition, Sterling's presentation will be simultaneously webcast on Keefe, Bruyette & Woods' website: www.kbw.com.

ABOUT STERLING BANCORP

Sterling Bancorp (NYSE: STL) is a financial holding company with assets of $1.8 billion, offering a broad array of banking and financial services products. Its principal banking subsidiary is Sterling National Bank, founded in 1929. Sterling provides a wide range of products and services, including business and consumer loans, commercial and residential mortgage lending and brokerage, asset-based financing, factoring, trade financing, equipment leasing, corporate and consumer deposit services, trust and estate administration, and investment management services. The Company has operations in New York, Virginia and North Carolina and conducts business throughout the U.S.